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                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

      We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 4, 2005, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-111008) and related Prospectus of Neenah Foundry Company for the registration of $133,130,000 11% Senior Secured Notes due 2010.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
January 27, 2006